                                    EXHIBIT 3


            NOTES TO DELEGATION OF SIGNING AUTHORITY, ANNUAL AUDITS, ASSESSMENTS OF PERFORMANCE INFORMATION & SPECIAL EXAMINATION REPORTS,
             QUALITY REVIEWERS AND APPROVED AAPT F/S REVIEW LEVELS

(1) This delegation becomes effective as of the date of the Auditor General's signature except as noted in the delegation.

(2) This delegation replaces all previous delegations of signing authority.

(3) The assistant auditors general listed on page 11 have authority to sign auditor's reports in their group where signing authority has been delegated to a principal.

(4) The following assistant auditors general have authority to sign a "consent letter" to authorize distribution of a previously signed auditor's report to a securities regulator:

    Nancy Cheng                Business Development Bank of Canada
    Ron Thompson               Farm Credit Canada
    Richard Flageole           Canada Mortgage and Housing Corporation
    Richard Flageole           Export Development Canada

________________________________________________________________________________

                DELEGATION OF SIGNING AUTHORITY, ANNUAL AUDITS,
 ASSESSMENTS OF PERFORMANCE INFORMATION & SPECIAL EXAMINATION REPORTS, QUALITY
                 REVIEWERS AND APPROVED AAPT F/S REVIEW LEVELS

PURSUANT TO SECTION 18 OF THE AUDITOR GENERAL ACT, I HEREBY DELEGATE AUTHORITY TO THE FOLLOWING INDIVIDUALS TO SIGN
ANNUAL AUDITOR'S REPORTS AND SPECIAL EXAMINATION REPORTS, AS IDENTIFIED ABOVE.

              /s/ Sheila Fraser                               January 5, 2004
---------------------------------------------- ----------------------------------------------
              Sheila Fraser, FCA                                    Date


ASSISTANT AUDITORS GENERAL:


     /s/ Richard Flageole              /s/ Shahid Minto             /s/ Ronald C. Thompson
------------------------------- ------------------------------- -------------------------------
     Richard Flageole, FCA             Shahid Minto, CA             Ronald C. Thompson, CA


      /s/ Douglas Timmins              /s/ Nancy Cheng
------------------------------- -------------------------------
      Douglas Timmins, CA              Nancy Cheng, FCA


          PRINCIPALS:


 /s/ Francine Deneault-Bissonnette         /s/ Alain Boucher           /s/ Micheline Ethier Massicotte
-----------------------------------  -------------------------------   -------------------------------
 Francine Deneault-Bissonnette, CA         Alain Boucher, CA           Micheline Ethier Massicotte, CA


       /s/ John Rossetti               /s/ Crystal Pace               /s/ Sylvain Ricard
------------------------------- ------------------------------- -------------------------------
       John Rossetti, CA               Crystal Pace, CA               Sylvain Ricard, CA


        /s/ Dale Shier                 /s/ Roger Simpson
------------------------------- -------------------------------
        Dale Shier, CA                Roger Simpson, FCA

                                      -2-